Exhibit 99.2

VALUATION AND QUALIFYING ACCOUNTS
(in thousands)

			Additions
Description	Balance at beginning of period	Charged to cost and expenses	Valuation accounts acquired	Deductions	Balance at end of period
Valuation reserve deducted in the balance sheet from the asset to which it applied: Accounts receivable:
2000 Allowance for doubtful accounts	$ 1,047	$ 823	$ 766	$ 955	$ 1,681
1999 Allowance for doubtful accounts	574	448	239	214	1,047
1998 Allowance for doubtful accounts	527	652	189	794	574
Inventory: 2000 Allowance for excess and absolencence	916	345	460	221	1,500
1999 Allowance for excess and absolencence	1,374	139	--	597	916
1998 Allowance for excess and absolencence	907	716	--	249	1,374
Deferred Taxes: 2000 Valuation reserve	--	15,850	--	--	15,850
1999 Valuation reserve	2,994	--	--	2,994	--
1998 Valuation reserve	3,494	--	--	500	2,994
Reserves not deducted from assets: 2000 Warranty reserve	50	163	--	50	163
1999 Warranty reserve	--	--	50	--	50
1998 Warranty reserve	--	--	--	--	--